Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rocky Brands, Inc. and Subsidiaries for the year ended December 31, 2015 of our reports dated March 3, 2016 included in its Registration Statements Form S-3 (No. 333-188983) and on Form S-8 (No. 333-121756, No. 333-198167) relating to the consolidated financial statements and internal controls for the three years ended December 31, 2015, 2014 and 2013 listed in the accompanying index.

/s/ Schneider Downs & Co., Inc.
Columbus, Ohio
March 3, 2016